Exhibit 99.1

ENVUE MEDICAL HOLDINGS, CORP. (FORMERLY ENVIZION HOLDINGS CORP.)

F-1

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD)

Opinion

We have audited the consolidated financial statements of Envue Medical Holdings Corp. (Successor) (the Company), which comprise the consolidated balance sheets as of December 31, 2023 (Predecessor) and 2022 (Predecessor), and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 (Predecessor) and 2022 (Predecessor), and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s Predecessor has suffered recurring losses and negative cash flows from operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 14, 2025	A Member of Ernst & Young Global

F-2

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Predecessor
	December 31,
	2023	2022

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	103	290
Restricted cash	30	95
Account receivables (net of allowance for credit losses of $9 and $0 at December 31, 2023 and 2022, respectively)	167	277
Other account receivables	59	250
Inventory	307	1,287
Total current assets	666	2,199

LONG-TERM ASSETS:
Right-of-use assets	197	600
Property, plant and equipment, net	459	679
Total long-term assets	656	1,279

Total assets	1,322	3,478

The accompanying notes are an integral part of the consolidated financial statements

F-3

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Predecessor
	December 31,
	2023	2022

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Account payables	934	612
Other accounts payables	1,772	1,415
Current portion of lease liability	139	198
Short-term loans	2,260	-
Total current liabilities	5,105	2,225

LONG-TERM LIABILITIES:
Warrant liability	21	125
SAFE liability	92	-
Lease liability	22	372
Total long-term liabilities	135	497

COMMITMENTS AND CONTIGENCIES
SHAREHOLDERS’ EQUITY:
Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023 and 2022; Issued and outstanding: 2,896,821 and 2,888,597 shares as of December 31, 2023 and December 31, 2022, respectively	8	8
Additional paid-in capital	27,334	26,974
Accumulated deficit	(31,260)	(26,226)
Total shareholders’ equity (deficit)	(3,918)	756

Total liabilities and shareholders’ equity	1,322	3,478

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Predecessor
	Year ended December 31,
	2023	2022

Revenues	1,137	506

Cost of sales	(1,692)	(788)

Gross profit (loss)	(555)	(282)

Research and development	(1,704)	(2,340)

Selling and marketing	(1,922)	(2,892)

General and administrative	(1,961)	(2,824)

Operating income (loss)	(6,142)	(8,338)

Finance income (expense), net	1,121	963

Income (loss) before taxes on income	(5,021)	(7,375)

Taxes on income	(13)	(22)

Net loss	(5,034)	(7,397)

Basic and diluted loss per share	(1.74)	(2.82)

Weighted average number of ordinary share used in computing basic and diluted net loss per share	2,893,770	2,623,364

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

U.S. dollars in thousands

			Predecessor
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	capital	deficit	equity (deficit)
Balance as of January 1, 2022	2,237,763	$6	$21,422	$(18,829)	$2,599

Issuance of ordinary shares	650,834	2	5,214	-	5,216
Share-based payment	-	-	338	-	338
Net loss	-	-	-	(7,397)	(7,397)

Balance as of December 31, 2022	2,888,597	$8	$26,974	$(26,226)	$756

Capital contributions from related parties	-	-	141	-	141
Exercise of warrants into ordinary shares	8,224	*)	207	-	207
Share-based payment	-	-	12	-	12
Net loss	-	-	-	(5,034)	(5,034)

Balance as of December 31, 2023	2,896,821	$8	$27,334	$(31,260)	$(3,918)

*) Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Predecessor Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	(5,034)	(7,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	263	149
Remeasurement of embedded derivatives	(152)	-
Finance expenses	764	235
Decrease in operating lease right-of-use assets	191	112
Decrease in operating lease liabilities	(197)	(134)
Share-based payment expense	12	338
Remeasurement of warrants liability	(953)	(1,157)
Remeasurement of SAFE liability	(792)	-
Decrease (increase) in other account receivables	191	(91)
Decrease (increase) in account receivables	110	(88)
Decrease (increase) in inventory	964	(64)
Increase in account payables	323	397
Increase in other account payables	357	493

Net cash used in operating activities	(3,953)	(7,207)

Cash flows from investing activities:

Purchase of Property, plant and equipment	(27)	(589)

Net cash used in investing activities	(27)	(589)

Cash flows from financing activities:
Exercise of warrants to ordinary shares	207	-
Capital contributions	141
Proceeds from short term loan	1,150	-
Proceeds from bifurcated embedded derivatives	516	-
Proceeds from issuance of SAFE liability	883
Proceeds from issuance of Warrants liability	849	665
Proceeds from issuance of ordinary shares	-	5,296
Net cash provided by financing activities	3,746	5,961

Exchange differences on balances of cash and cash equivalents	(18)	(235)

Increase in cash and cash equivalents and restricted cash	(252)	(2,070)
Cash and cash equivalents and restricted cash at the beginning of the year	385	2,455

Cash and cash equivalents and restricted cash at the end of the year	133	385

Supplemental disclosures of cash flows activities:

Non-cash activity:
Recognition (derecognition) of right-of-use asset and lease liability	(213)	704

Cash paid during the year for:
Income taxes	4	2

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	103	290
Restricted cash	30	95
	133	385

The accompanying notes are an integral part of the consolidated financial statements.

F-7

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	ENvizion Medical Ltd. (hereinafter: the “Predecessor”) was incorporated and registered in Israel on October 1, 2017, and commenced its operations on November 1, 2017. The Predecessor was engaged in the research, development, marketing, and sale of medical equipment in the field of enteral feeding.

The Predecessor was a publicly traded company traded on the Tel-Aviv stock exchange under the ticker ENVM.

On January 31, 2024, the Predecessor filed a petition to initiate insolvency proceedings under the Israeli law. In March 2024, the Israeli court appointed a trustee to manage the operations of the Predecessor (see note 17).

On June 20, 2024, Alpha Capital Anstalt, by means of the Envue Medical Holdings Corp. (previously: Envizion Medical Holding Corp.) (the “Company”), completed the acquisition of the Predecessor’s key assets, mainly its technology (IP), customer relationships, inventory and its 100% holding of the shares of Envue Medical (USA) Inc. (previously: Envizion Medical (USA) Inc.), a wholly owned subsidiary which acted as a distributor of the Predecessor (collectively: “the Predecessor operation”). The Company was incorporated on June 5, 2024, under the laws of the State of Delaware.

b.	The Predecessor operation incurred significant losses and negative cash flows from operating activities since its inception. The Company’s ability to successfully execute its business plan is primarily dependent on its ability to raise additional funds to support its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date of issuance of these consolidated financial statements. The financial statements do not include any adjustments regarding asset values and their classification that might be required if the Company is unable to continue operating as a going concern.

F-8

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and Principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Predecessor and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

b.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c.	Segment Information

The Predecessor operates in one operating and reportable segment, and this segment is the only reporting unit. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, who is the Predecessor’s CEO, in deciding how to allocate resources and assessing performance. The Predecessor’s chief operating decision maker allocates resources and assesses performance based upon financial information at the consolidated level.

d.	Financial statements in U.S. dollars:

A majority of the revenues of the Predecessor are generated in U.S. dollars (“dollars”). In addition, a significant portion of the Predecessor and its subsidiary costs are incurred in dollars. The Predecessor’s management has determined that the dollar is the primary currency of the economic environment in which the Predecessor and its subsidiary principally operate. Thus, the functional and reporting currency of the Predecessor and its subsidiary is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with ASC 830, “Foreign Currency Matters.” All transaction gains and losses from remeasurement of monetary balance sheet items are reflected in earnings as finance income or expense, as appropriate.

e.	Cash, Cash Equivalents and Restricted Cash:

Cash and cash equivalents consist of cash in banks and highly liquid investments with an original maturity of three months or less at the date of purchase. The Predecessor maintains certain cash amounts restricted as to its withdrawal or use. The Predecessor’s restricted cash primarily consists of bank deposits collateralizing the Predecessor’s operating leases and credit cards.

F-9

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Account receivables:

Account receivables are recorded net of credit losses allowance for any potential uncollectible amounts. The Predecessor makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical collectability experience, the age of the trade receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers.

g.	Inventory:

Inventory costs include costs incurred to bring inventory to its current condition, including materials, manufacturing costs, inbound freight and other costs. The Predecessor values its inventory at cost, using a first in, first out basis. Net realizable value is estimated based upon assumptions made about future demand and market conditions. If the Predecessor determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, a charge to cost of revenue is recorded to reflect the lower of cost or net realizable value.

h.	Leases:

In accordance with ASC Topic 842, Leases, the Predecessor determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Predecessor obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Predecessor has a right to direct the use of the asset.

The Predecessor elected to not recognize a lease liability and a right-of-use (“ROU”) asset for leases with a term of twelve months or less.

ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease term, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of lease payments over the lease term. The implicit rate within the operating leases is generally not determinable, therefore the Predecessor uses its Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Predecessor’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. Certain leases include options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Predecessor will exercise that option. An option to terminate is considered unless it is reasonably certain that the Predecessor will not exercise the option. Operating lease expense is recognized on a straight-line basis over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for its leases.

F-10

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Property, plant and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

	%	Mainly %

Laboratory equipment	10	10

Computers, office furniture and equipment	6 - 33	33

Leasehold improvements		The shorter of term of the lease or the useful life of the asset

j.	Impairment of long-lived assets and ROU assets:

The Predecessor’s long-lived assets are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years 2023 and 2022, no impairment losses have been identified.

k.	Research and development costs:

Research and development costs are expensed as incurred. Research and development costs include payroll and personnel expenses, consulting costs, external contract research and development expenses.

l.	Revenue recognition:

The Predecessor recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of revenue when, or as, the performance obligations are satisfied.

F-11

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Predecessor generates revenue from sales of its products which consists of insertion systems (“Systems”), Nasogastric tubes and customer training services. Revenue from product sales is recognized at a point in time when control of the product is transferred, which is generally upon shipment to the customer. Revenue from training services is recognized over time, while the Predecessor provide the services, which are usually completed in under a week. Payments are typically due within 30 days.

The Predecessor regularly sells its Systems and Nasogastric tubes on a stand-alone basis and therefore concluded these products are separate performance obligations. The Predecessor also concluded that training services are capable of being distinct and separately identifiable and therefore should be accounted for as a separate performance obligation. When a contract includes one of these products or services, the entire transaction price is allocated to that product or service. When a contract includes combination of products and services, the transaction price is allocated to each performance obligation on a stand-alone selling price basis. The stand-alone selling prices are generally determined based on the prices at which the Company separately sells the products and services.

The Predecessor’s contracts with its customers generally do not include rights of return. The Predecessor applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component.

Revenue is recognized net of any taxes collected from customers which are subsequently remitted to governmental entities (e.g., sales tax and other indirect taxes). The Company elected to not disclose information about remaining performance obligations that have original expected durations of one year or less.

As part of its contracts, the Predecessor provides assurance type warranty services to its customers, in accordance with legal provisions or industry standards to ensure the quality of the products. As such, the Predecessor recognizes a provision for warranties in its financial statements as applicable. As of December 31, 2023 and 2022, the Predecessor’s provision for warranty amounted to $60 and $63, respectively.

o. Short term loans:

The Predecessor applies ASC 470, “Debt”. In accordance with ASC 470, the Predecessor first allocates the proceeds to freestanding financial instrument that are measured at fair value at each reporting date, based on their fair value. The remaining proceeds are allocated between the debt and any bifurcated embedded derivatives. In accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”), the Predecessor bifurcates embedded derivatives that require bifurcation and accounts for them separately from the debt host.

The Predecessor applies ASC 815, “Derivatives and Hedging” to all features related to the debt. When features meet the definition of a derivative, are not clearly and closely related to the characteristics of the debt host, and do not qualify for any scope exceptions within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Predecessor has recorded embedded derivative liabilities related to its debt instruments. For further information regarding the debt instruments and the embedded derivatives, see Note 8.

F-12

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Cost of revenues:

Cost of revenues comprise of costs paid to employees, production costs and inventory write-down, when applicable.

r.	Fair value measurement:

The Predecessor applies ASC No. 820, “Fair Value Measurements and Disclosures”, with respect to fair value measurements of all financial assets and liabilities.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2-	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3 -	Inputs are unobservable inputs based on the Predecessor’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The estimated fair value of cash equivalents, restricted cash, accounts receivable, trade payables, other accounts payable and accrued expenses approximate their carrying value as presented, due to their short term maturities. Liabilities related to warrants, SAFEs and embedded derivatives were classified as Level 3 fair value measurements as they are not traded in active markets and their fair value is measured using Level 3 inputs.

s.	Concentration of Credit Risk:

Financial instruments that potentially subject the Predecessor to credit risk primarily consist of cash and cash equivalents and accounts receivables.

For cash and cash equivalents, the Predecessor is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets exceed insured limits.

F-13

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Predecessor places its cash and cash equivalents deposits with financial institutions with high-quality credit ratings and has not experienced any losses in such accounts.

The Predecessor performs ongoing credit evaluations of its customers and, to date, has not experienced any significant losses.

As of December 31, 2023, and 2022 there were several customers that accounted for 10% or more of the Predecessor’s revenue.

	Year ended December 31,
	2023	2022

Customer A	9%	17%
Customer B	39%	-
Customer C	6%	13%
Customer D	18%	11%

The Predecessor has no off-balance-sheet concentration of credit risk.

t.	Legal and other contingencies

The Predecessor accounts for its contingent liabilities in accordance with ASC 450, Contingencies (“ASC 450”). A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, the Predecessor reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Predecessor accrues a liability for the estimated loss. As of December 31, 2023, and 2022, the Predecessor is a party to a certain litigation, see also Note 16(2).

u.	Severance pay:

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one month salary for each year of employment, or a portion thereof.

The Predecessor’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14, employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made on behalf of the employee with insurance companies. Payments in accordance with Section 14 release the Predecessor from any future severance payments in respect of those employees.

As a result, the Predecessor does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Predecessor’s balance sheet. Severance expenses for the years ended December 31, 2023, and 2022, amounted to $81 and $86, respectively.

F-14

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

v.	Share-based payment transactions:

The Predecessor accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model.

The value of the portion of the award is recognized as an expense over the requisite service periods in the Predecessor’s Consolidated Statements of Operations, based on the accelerated method. The Company recognizes forfeitures of awards as they occur.

The Predecessor has selected the Black-Scholes-Merton option-pricing model as the most appropriate fair value method for its share options granted.

The determination of the fair value of the Predecessor’s stock option awards is based on a variety of factors, mainly the Predecessor’s common stock price, expected volatility and the expected life of awards. The Company has limited option exercise history and has elected to estimate the expected life of the stock option awards using the “simplified method” with the continued use of this method extended until such time that the Company has sufficient exercise history. The expected volatility of the price of such stock is based on volatility of similar companies whose stock prices are publicly available over a historical period equivalent to the option’s expected term. There were no new grants during the years ended December 31 2023 and 2022.

w.	Taxes on income:

The Predecessor accounts for income taxes in accordance with ASC No. 740, “Income Taxes”, (“ASC 740”) which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Predecessor provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

ASC 740 contains a two-step approach to recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2023, and 2022, no liability for unrecognized tax benefits was recorded.

x.	Warrants and Simple Agreements for Future Equity (SAFE) liability:

The Predecessor accounts for warrants and SAFEs as either equity-classified or liability-classified instruments based on an assessment of the instrument specific terms and applicable authoritative guidance.

F-15

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The assessment considers whether the warrants and SAFEs are freestanding financial instruments, meet the definition of a liability under ASC 480, are indexed to the Predecessor’s own stock and whether the instruments are eligible for equity classification under ASC 815-40. This assessment is conducted at the time of instrument issuance and as of each subsequent reporting period end date while the instrument is outstanding.

Warrants and SAFEs that meet all the criteria for equity classification, are required to be recorded as a component of additional paid-in capital. Warrants and SAFEs that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value through earnings at each balance sheet date thereafter.

All the Predecessor’s warrants were classified as liabilities for all periods presented as their exercise price is denominated in New Israeli Shekels and therefore do not meet the requirements to be classified as equity under ASC 815-40.

The Predecessor’s SAFEs were classified as liabilities under ASC 480 since the SAFEs embody an obligation that is indexed to an obligation to repurchase the Predecessor’s shares as the Predecessor may be obligated to repurchase the SAFEs in cash if a change in control occurs, which is not under the Predecessor’s control.

y.	Basic and diluted earnings (loss) per share:

Basic and diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year.

Diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year, plus dilutive potential in accordance with ASC 260, “Earnings per Share”.

All outstanding share options, SAFEs and warrants for the years ended December 31, 2023 and 2022 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented.

The total number of shares related to outstanding options to Ordinary Shares and warrants for the years ended December 31, 2023 and 2022 excluded from the calculations of diluted net loss per share were as follows:

	Year ended December 31,
	2023	2022

SAFE	1,073,107	-
Options	291,844	465,068
Warrants	1,060,851	930,750

Total	1,352,695	1,395,818

F-16

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

z.	Recently adopted and recently issued accounting pronouncements:

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. In addition, it provides new segment disclosure requirements for entities with a single reportable segment.

This standard is effective for the Predecessor for annual periods beginning after December 15, 2023 and interim periods beginning after December 15, 2024. The Company is currently evaluating the impact on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid.

For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted.

The Company is currently evaluating the impact on its financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions.

The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027.

Early adoption is permitted. The Company is currently evaluating the impact on its financial statements disclosures.

NOTE 3:- INVENTORY

	Predecessor
	December 31,
	2023	2022

Raw materials	220	929
Finished goods	87	358

	307	1,287

(1)	Inventory write-down charged to the cost of sales amounted to $309 thousand and $43 thousand for the years 2023 and 2022, respectively, to reduce inventory to its net realizable value and for any excess or obsolete inventory.

F-17

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:- PROPERTY, PLANT AND EQUIPMENT

	Predecessor
	December 31,
	2023	2022
Cost:
Computer and software	166	155
Office equipment and furniture	60	55
Leasehold improvements	489	481
Equipment	416	397
	1,131	1,088

Accumulated depreciation:	(672)	(409)

Property, plant and equipment, net	459	679

Depreciation expense amounted to $263 and $149 for the years ended December 31, 2023, and 2022, respectively.

NOTE 5:- OTHER ACCOUNTS PAYABLES

	Predecessor
	December 31,
	2023	2022

Accrued expenses	1,435	1,180
Employees and related	337	235

	1,772	1,415

NOTE 6: - WARRANT LIABILITY

The Predecessor warrants are classified as liabilities, measured at fair value through earnings as they do not meet all the equity classification criteria pursuant to ASC 815-40. The change in fair value of warrant liabilities was recorded in finance income, net in the consolidated statements of operations.

a.	In 2021, the Predecessor issued 177,560 Series 1 warrants and 177,560 Series 2 Warrants. Series 1 Warrants had an exercise price of NIS 79.06 and Series 2 Warrant NIS 94.88. The Series 1 warrants expired unexercised in May 2022. On May 16, 2023, 8,224 Series 2 warrants were exercised and the remaining warrants expired unexercised.

For the years ended December 31, 2023, and 2022, the Predecessor recognized remeasurement income of nil and $585, respectively.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

F-18

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

December 31, 2022
Share price	NIS 18.21
Exercise price	NIS 94.88
Expected volatility in share prices (%)	59.77
Risk-free interest rate (%)	3.50
Contractual life of options for shares (years)	0.37

b.	On February 9, 2022, as part of share issuance (see also Note 11(b)(1)), the Predecessor issued 333,928 investor warrants exercisable over 30 months. The exercise price for each warrant was NIS 90.

As of December 31, 2023, no investor warrants were exercised.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

	December 31, 2023	December 31, 2022	February 9, 2022
Share price	NIS 3.13	NIS 18.21	NIS 33.13
Exercise price	NIS 90	NIS 90	NIS 90
Expected volatility in share prices (%)	82.08	57.42	55.03
Risk-free interest rate (%)	4.12	3.77	0.71
Contractual life of options for shares (years)	0.59	1.61	2.50

For the years ended December 31, 2023, and 2022, the Predecessor recorded $19 and $279 of remeasurement income, respectively.

c.	On August 4, 2022 the Predecessor issued 32,850 Series 3 warrants and 98,550 Series 4 warrants (see also Note 11(b)(2)). The exercise price for the Series 3 warrant was NIS 27 per share, and NIS 48 for the Series 4 warrant. On September 29, 2022, the Predecessor issued an additional 185,506 Series 3 warrants. The Series 3 warrants expired on February 1, 2023.

As of December 31, 2023, none of these warrants were exercised.

The fair value of both Series 3 and Series 4 warrants was estimated as of December 31, 2023 and 2022 using Black-Scholes option pricing model.

F-19

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

Below are the assumptions used for the fair value measurement:

	December 31, 2023	December 31, 2022	December 31, 2022
	Series 4	Series 4	Series 3
Share price	NIS 3.13	NIS 18.91	NIS 18.91
Exercise price	NIS 48	NIS 48	NIS 27
Expected volatility in share prices (%)	82.08	59.94	59.81
Risk-free interest rate (%)	4.12	3.58	3.46
Contractual life of options for shares (years)	0.50	1.50	0.08

	December 31, 2022	September 29, 2022
	Series 3 – additional warrants	Series 3 – additional warrants
Share price	NIS 18.91	NIS 23.31
Exercise price	NIS 34	NIS 34
Expected volatility in share prices (%)	69.56	69.61
Risk-free interest rate (%)	3.67	2.68
Contractual life of options for shares (years)	0.75	1

As of December 31, 2023, the fair value of the Series 4 warrants was approximately nil.

In the year ended December 31, 2023, and 2022, the Predecessor recognized remeasurement income of $106 and $272, respectively.

d.	In January, February and March 2023 the Predecessor issued SAFEs (Simple Agreements for Future Equity), and warrants as part of an investment agreement with 12 private investors, totaling approximately $1,732. The Predecessor issued 279,793 Series A warrants and 246,224 Series B warrants in these transactions(see Note 9).

The Predecessor concluded that the SAFEs and warrants were freestanding financial instruments and that the SAFEs and warrants should be classified as liabilities measured at fair value through earnings. As such, the Predecessor allocated the transaction consideration to the warrants and SAFEs at fair values of $849 and $883, respectively. As of December 31, 2023, none of these warrants and SAFEs were exercised or redeemed.

F-20

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the Series A warrants and the Series B warrants. Below are the assumptions used for the valuation of Series A and Series B warrants at the issuance date and as of the reporting date:

	December 31, 2023	March, 2023	February 2023	January 2023
Share price	NIS 3.13	NIS 19.1	NIS 19.84	NIS 20.85
Exercise price	NIS 22-25	NIS 22-25	NIS 22-25	NIS 22-25
Expected volatility in share prices (%)	69.79-74.93	59.51	60.89	61.79
Risk-free interest rate (%)	3.82-3.64	4.52	3.65	3.68
Contractual life of options for shares (years)	2-4	2.9-4.9	2.9-4.9	2.9-4.9

Changes in the warrant liability balance

Below is the change in the warrants liability balance for the years ending December 31, 2023 and 2022:

For the year ending December 31, 2023
Balance as of December 31, 2022	125
Issuance	849
Change in fair value	(953)
Balance as of December 31, 2023	21

For the year ending December 31, 2022
Balance as of December 31, 2021	617
Issuance	665
Change in fair value	(1,157)
Balance as of December 31, 2022	125

F-21

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 7:- LEASE

The Predecessor entered into operating leases primarily for offices, vehicles and storage spaces. The leases have remaining lease terms of up to 3 years, some of which may include options to extend the leases for up to an additional 2 years. In July 2023, the Predecessor reassessed its lease liability since an option to extend the lease term for the Tel-Aviv offices was no longer reasonably certain to be exercised. The reassessment resulted in a decrease of $213 in its lease liability.

The components of operating lease costs were as follows:

	Year ended December 31,
	2023	2022

Operating lease cost	$188	$116

Total lease costs	$188	$116

Supplemental balance sheet information related to operating leases is as follows:

	December 31,
	2023	2022

Weighted average remaining lease term (in years)	1.03	3.77
Weighted average discount rate	18.6%	8.7%

Maturities of the Company’s operating lease liabilities as of December 31, 2023 were as follows:

December 31, 2023

2024	$149
2025	22
Total undiscounted lease payments	171
Less: imputed interest	(10)

Present value of lease liabilities	$161

F-22

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS

1.	On April 30, 2023, Predecessor signed a short-term loan agreement with Covenant Group, a related party (see also Note 15), in the amount of $750. The fair value of loan as of April 30, 2023, was estimated at $619. As such, the difference between the proceeds received and the fair value of the loan in the amount of $131 was recorded as a capital contribution.

The loan principal bears an annual interest rate of 9% and was due for repayment on December 31, 2023. The agreement includes the following key provisions:

a.	If the Predecessor defaults on payments payable under the loan agreement, the rate of the loan will be increase to 17%.
b.	In the event of a liquidation (as defined in the loan agreement), the loan will be repaid at a multiple of three to six times the original loan amount.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the increase in payments in the event of liquidation should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

The Predecessor allocated $95 to the embedded derivatives and the remaining consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $910.

As of December 31, 2023, the loan was not repaid and therefore bears interest of 17% from that date until full repayment.

For the year ended December 31, 2023, the Predecessor recorded finance expenses of $270 related to the debt host.

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of December 31, 2023:

	December 31, 2023	April 30, 2023
Probability of survival	22%	50%
Recovery rate parameter	36%	36%

F-23

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS (Cont.)

2.	On August 16, 2023, the Predecessor signed a loan agreement for $80 (the “loan”) with the Predecessor’s CEO, who also serves as a director and is one of the Predecessor’s controlling shareholders(see also Note 15). The loan did not bear any interest. The loan was to be repaid within seven days from the date certain customer payments are actually received by the Predecessor, and in any case no later than September 30, 2023.

The fair value of loan as of August 16, 2023 was estimated at $70. As such, the difference between the proceeds received and the fair value of the loan at the amount of $10 was recorded as a capital contribution.

As of December 31, 2023, the loan was not repaid. As of December 31, 2023, the loan’s carrying amount was $80.

3.	In September and October, 2023, the Predecessor entered into loan agreements with Alpha Capital Anstalt (the “lender”) for an amount of $1,000 (which was transferred to the Predecessor in two installments of $333 and $667 in September 2023 and October 2023, respectively). The agreement includes the following key terms:

a.	The loan will bear interest of 12%.
b.	The maturity date was December 31, 2023.
c.	If the Predecessor will not be involved in bankruptcy proceedings, the loan amount to be paid will increase by an “upside commission” in the amount of $1,000 by the maturity date.
d.	If there is a default event, liquidation event or an equity financing event (As defined in the agreement) the loan and the upside commission will accelerate and will be payable.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the payment of the upside commission and the acceleration of loan payment should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

As such, in September 2023, the Predecessor allocated $139 to the embedded derivatives and the reaming consideration was allocated to the debt host. In October 2023, the Predecessor allocated $280 to the embedded derivatives and the reaming consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $1,020. For the year ended December 31, 2023, the Predecessor recorded finance expenses of $441 related to the debt host.

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of the reporting date:

	December 31, 2023	September 30, 2023 and October 31, 2023
Probability of survival	22%	40%
Recovery rate parameter	47%	47%

F-24

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS (Cont.)

4.	Below are the changes in the short-term loans line item (including embedded derivatives) for the year ended December 31, 2023:

For the year ending December 31, 2023
Balance as of Dec. 31, 2022	-
Proceeds for short term loans	1,150
Proceeds for bifurcated embedded derivatives	516
Remeasurement of embedded derivatives	(152)
Finance expenses	746
December 31, 2023	2,260

NOTE 9:- SAFE LIABILITY

In January, February and March 2023, the Predecessor entered a Simple Agreement for Future Equity (SAFE) investment agreements with 12 private investors.

The SAFEs will automatically convert upon the earlier of the following events:

a.	A capital raise of at least $5 million in exchange for the issuance of Predecessor shares, where at least one investor contributes $500 (“Qualified Capital Raise”). At that time, the investment amount will be converted into Predecessor shares at a share price equal to 70% of the lowest share price in the Qualified Capital Raise (a 30% discount on the share price), or
b.	December 31, 2024, where the conversion amount will be calculated at 65% of the average Predecessor share price over the 22 trading days preceding December 31, 2024 (a 35% discount).

In the event of a capital raise by the Predecessor that does not qualify as a Qualified Capital Raise, SAFE investors may convert their investment at a share price equal to 70% of the lowest share price in that capital raise (a 30% discount).

According to the terms of the SAFE agreement, upon the occurrence of any of the following events, the investment agreement will terminate, and the following provisions, among others, will apply:

(1) In the event of liquidation (whether voluntary or involuntary) before the end of the SAFE agreement period, the Predecessor will pay investors a total amount equal to twice the investment amount before the liquidation event and according to the priority set in the investment agreement.

(2) In the event of a liquidity event (which include a change in control) before the end of the investment agreement period, the Predecessor will pay investors a total amount equal to five times the investment amount before the completion of such liquidity event.

At the time of the issuance, the fair value of the SAFEs was estimated at $883.

F-25

NOTE 9:- SAFE LIABILITY (Cont.)

A summary of significant unobservable inputs (Level 3 inputs) used in measuring the SAFEs outstanding are as follows:

	December 31, 2023	January, February and March 2023
Principal amount	$1,732	1,732
Implied discount rate	70.62%-79.35%	70.62%-79.35%
Term (years)	0.5	0.8
Fair value	92	883

As of December 31, 2023, the fair value of the SAFE liability was $92.

Below is the change in the SAFE Liability carrying amount for the Year Ended December 31, 2023:

For the year ending December 31, 2023
Balance as of December 31, 2022	-
Fair value of SAFE at issuance	883
Change in fair value	(791)

December 31, 2023	92

F-26

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 10:- FAIR VALUE MEASUREMENT

Financial liabilities

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Embedded derivatives	-	-	364	364
SAFE Liability	-	-	92	92
Warrants	-	-	21	21
Total	-	-	477	477

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Warrants	-	-	125	125
Total	-	-	125	125

NOTE 11:- SHAREHOLDERS EQUITY

a.	Ordinary shares grant their holders the right to receive notice of and participate in shareholders’ meetings of the Predecessor and to vote therein, the right to appoint members of the Board of Directors, and the right to participate in the distribution of dividends and the distribution of surplus assets and funds upon the liquidation of the Predecessor.

b.	Issuance of Ordinary Shares and Capital Raising:

1.	On February 9, 2022, the general meeting approved a capital raising framework, which was approved by the Predecessor’s Board of Directors on December 27, 2021. The capital raise involved a private placement of approximately $3,760 from four investors. As part of the capital raise, the Predecessor issued 333,928 ordinary shares and 333,928 warrants to the investors, exercisable for a period of 30 months. The exercise price for each warrant is NIS 90 per share (see Note 6b). The issuance costs incurred by the Predecessor were $45. An amount of $42 was allocated to additional paid-in capital and the reminder at the amount of $3 was recognized in earnings.

2.	On August 4, 2022, the Predecessor issued 131,400 ordinary shares and 32,850 Series 3 warrants and 98,550 Series 4 warrants in exchange for approximately $982 (see also Note 6(c)). The issuance costs incurred by the Predecessor were $27.

An amount of $21 was allocated to additional paid-in capital and the reminder at the amount of $6 was recognized in earnings.

F-27

NOTE 11:- SHAREHOLDERS EQUITY (Cont.)

c.	Share-Based Payment:

Under the Predecessor’s 2018 Share Incentive Plan, options can be granted to officers, directors, employees, and consultants of the Predecessor.

The option plan allows for the granting of options with a vesting period as determined by the Predecessor’s Board of Directors. The options have a lifespan of 10 years from the grant date unless otherwise specified by the Board.

In May 2021, the Predecessor granted 197,900 options to directors and officers, exercisable for 197,900 ordinary shares of the Predecessor. The options will vest in eight installments (every three months) over two years from the grant date.

The share-based compensation expense by line item in the accompanying Consolidated Statements of Operations is summarized as follows:

	Year ended December 31,
	2023	2022

Cost of sales	$-	$2
Research and development	2	53
Selling and marketing	2	55
General and administrative	8	228
	12	338

NOTE 11:- SHAREHOLDERS EQUITY (Cont.)

Summary of Predecessor’s Option Activity and Additional Information

		For the year ended December 31,
		2023				2022
	Amount of options	Weighted average exercise price	Weighted average Remaining contractual Term (in years)	Aggregate Intrinsic Value	Amount of options	Weighted average exercise price	Weighted average Remaining contractual Term (in years)	Aggregate intrinsic value
		$		$		$		$
Outstanding at beginning of period	465,068	7.03	7.64	-	467,751	8.15	8.64	-
Granted	-	-	-	-	-	-	-	-
Exercised	-	-	-	-	-	-	-	-
Forfeited	(173,224)	-	-	-	(2,683)	0.28	-	-
Outstanding at end of period	291,844	6.10	6.51		465,068	7.03	7.64	-
Vested at end of period	289,508	6.14	6.51		426,207	6.72	7.59

F-28

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 12: - BASIC AND DILUTED LOSS PER SHARE

	Year ended December 31,
	2023	2022

Numerator:
Net loss applicable to shareholders of ordinary shares	$(5,034)	$(7,397)

Denominator:
Number of ordinary shares used in computing basic and diluted net loss per share	2,893,770	2,623,364
Net loss per ordinary share, basic and diluted	$(1.74)	$(2.82)

NOTE 13:- INCOME TAXES

a.	Corporate tax in Israel and United States:

In Israel, ordinary taxable income is subject to a corporate tax rate of 23% for the years ended December 31, 2023 and 2022.

In the United States Federal tax rate was 21% for the years 2023 and 2022.

b.	Deferred income taxes -

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Predecessor’s deferred tax assets are as follows:

	Predecessor
	December 31,
	2023	2022
Deferred tax assets:
Operating loss carryforward	6,424	4,738
Reserves and allowance	156	82
Research and development	147	396
Operating lease liability	37	131
Gross deferred tax assets:	6,764	5,347

Less: Valuation allowance	(6,719)	(5,209)
Total deferred tax assets	$45	$138

Deferred tax liabilities: Operating lease right-of-use assets	(45)	(138)
Gross deferred tax liabilities:	(45)	(138)

Net deferred tax asset	$-	$-

As of December 31, 2023 and December 31, 2022, the Predecessor has provided a valuation allowance with respect to the deferred tax assets. Management believes that because the Predecessor has a history of losses, it is not more likely than not that the deferred tax assets will be realized.

F-29

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 13:- INCOME TAXES (Cont.)

c.	Net operating loss carry-forwards:

The Predecessor has net operating loss carryforwards in Israel of approximately $27,900. The net operating losses in Israel are carried forward indefinitely.

d.	Tax assessments:

The Predecessor’s income tax return is subject to examination by federal, state and non-U.S. tax authorities. The Predecessor’s and its subsidiary in the United States were not subject to inspections from the inception date. As of December 31, 2023 the Predecessor’s tax years until 2019 are subject to statutes of limitation effective in Israel. For the U.S. subsidiary’s tax years until 2020, are subject to statutes of limitation.

e.	Effective income tax rate reconciliations:

In 2023 and 2022 the main reconciling item for the Predecessor’s tax rate is tax loss carryforwards and temporary differences, for which a valuation allowance was provided.

f.	Income taxes are comprised as follows:

	Year ended December 31,
	2023	2022

Current	$13	$22
Deferred	-	-
	13	22

Domestic	-	-
Foreign	13	22
	13	22

F-30

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 14:- GEOGRAPHIC INFORMATION AND SELECTED STATEMENTS OF INCOME DATA

a.	Summary information about geographic areas:

The Predecessor operates in one reportable segment (see Note 1 for a brief description of the Predecessor’s business). The total revenues are attributed to geographic areas based on the location of the Predecessor’s direct customers.

The following table presents total revenues and property and equipment, net, by geographic area:

1. Revenues based on location:

	For the year ending December 31
	2023	2022
Israel	-	54
US	1,137	452
Total revenues	1,137	506

2. Property and equipment, net and ROU assets:

	December 31,
	2023	2022

Israel	616	1,209
US	40	70
	656	1,279

b. Summary information about products:

The following table presents total revenues for the years ended December 31, 2023 and 2022 by products:

	Year ended December 31,
	2023	2022

Revenue from the sale of Nasogastric tubes	738	387
Revenue from the sale of Systems and related services	399	119
Total revenues	1,137	506

F-31

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 15: - RELATED PARTIES TRANSACTIONS

a. Balances with related parties

	Predecessor
	December 31
	2023	2022
	USD thousands
Other accounts payables	408	379
Short term loans	990	-
	1,398	379

b. Additional information

1. In February 2021, the Predecessor entered into new management agreements (the “New Management Agreements”) with companies controlled by the CEO and Chairman of the Board (“the Management Companies”). Under these agreements, effective from March 1, 2021, the management company controlled by the Predecessor’s CEO would be entitled to a monthly management fee of NIS 84,500 for its services, and the management company controlled by the Chairman of the Board would be entitled to a monthly management fee of NIS 76,000, representing 90% of a full-time position.

2. During 2023, Covenant Group (a company wholly owned by the Predecessor’s chairman of the Board of directors provided the Predecessor with a short-term loan (see also Note 8(1)).

3. During 2023, the Predecessor’s CEO provided the Predecessor with short-term loan (see also Note 8(2)).

NOTE 16: - CONTINGENT LIABILITIES, GUARANTEES AND COMMITMENT

1. Alpha Capital Anstalt has a first-degree lien on all current and future intellectual property rights of the Predecessor, without limitation on the amount, related to the loan provided in 2023 (see Note 8(3)). The Predecessor also has a second-degree lien up to the amount of the loan from the Predecessor’s CEO (see also Note 8(2)).

2. On September 28, 2023, the Predecessor received a lawsuit in the amount of approximately NIS 867 thousand, filed with the Tel Aviv-Jaffa District Labor Court by (1) Mr. Shay Tsuker, one of the controlling shareholders of the Predecessor who served as Chairman of the Board until March 2023, and (2) Shilutan Management and Holdings Ltd., owned by Mr. Tsuker (the “Management Company” and the “Plaintiffs”, respectively). The Plaintiffs claim that Mr. Tsuker was not paid in accordance with the management agreement between the Management Company and the Company, including payment for a notice period of approximately two and a half months (out of a 6-month notice period), a retirement bonus equivalent to 6 months’ management fees, and accrued vacation pay, plus linkage differentials and interest or compensation according to the Wage Protection Law, as applicable.

The Plaintiffs also allege that there was an employer-employee relationship between Mr. Tsuker and the Predecessor and that the management agreement between the Company and the Management Company was established to facilitate the payments. Adequate provision was included in the Predecessor consolidated financial statements.

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ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 17: - SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to December 31, 2023, through February 14, 2025, which is the date the consolidated financial statements were available to be issued.

1. On January 31, 2024, the Predecessor filed a petition for bankruptcy under the Israeli law to the Tel Aviv-Yafo District Court (in this section: the “Court”), the Predecessor also requested temporary relief, including permission for the Predecessor to make urgent payments, an order prohibiting the repayment of past debts of the Predecessor, a stay of all legal proceedings against it, and an order for the continuation of IT services for the Predecessor. The Court has granted the order to prohibit the repayment of past debts on February 1, 2024, and granted the request on February 5, 2024.

2. On March 27, 2024, the Court formally accepted the Predecessor’s petition and appointed a trustee for the Predecessor (hereinafter: the “Trustee”). The Court also granted a stay of all proceedings against the Predecessor in accordance with the provisions of Sections 25(3) and 29 of the Insolvency Law, a stay of all collection proceedings related to the Predecessor, and the suspension of the powers of the Board of Directors and officers of the Predecessor, including the CEO. The Court also granted the Trustee investigative powers in accordance with Sections 281(a) and (d) of the Insolvency Law.

3. On April 11, 2024, the Predecessor entered a “stalking horse” asset purchase agreement with Alpha Capital Anstalt (“Alpha”) to sell the Predecessor operation for the forgiveness of the short term loan provided to the Predecessor by Alpha and by providing additional financing to the Predecessor in the amount of $350 that would be forgiven if Alpha will be declared as the winning bidder. On April 17, 2024, the Court approved the “stalking horse” asset purchase agreement.

4. On May 15, 2024, the Court approved the proposal of Alpha as the winning bid for the purchase of the Predecessor operations and on June 20, 2024, the asset purchase agreement was closed and Alpha, by means of the Company, became the owner of the Predecessor operation.

5. During the period from its inception date and until December 31, 2024, the Company received loans from Alpha Capital Anstalt at the total amount of $2,217. During January and February 2025 an additional amount of $250 was received from Alpha Capital Anstalt. Based on the loan agreement, the loan bears no interest and is due and payable by demand of the lender.

6. On November 17, 2024, the Company submitted to the Israeli Tax Authorities a request to approve its new Equity Incentive Plan.

7. In November 2024 the Company filed a request to change its name from Envizion Holdings Corp. to ENvue Medical Holdings Corp., Change the name of Envizion Medical Inc to ENvue Medical (USA) Inc. and the name of Envizion Medical Israel Ltd. to ENvue Medical Israel Ltd. The names change was approved during January 2025.

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ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

8. Merger with Nanovibronix, Inc.:

Agreement and Plan of Merger –

On February 14, 2025, ENvue Medical Holdings, Corp. (“the Company״ and ENvue”), NVEH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), and NVEH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Nanovibronix, Inc., a Delaware corporation (the “Nano”).

NOTE 17: - SUBSEQUENT EVENTS (Cont.)

Pursuant to the terms of the Merger Agreement, Nano and the Company effected (i) a merger of First Merger Sub with and into the Company, with the First Merger Sub ceasing to exist and the Company becoming a wholly-owned subsidiary Nano (the “First Effective Time”) and (ii) the merger of the Company with and into Second Merger Sub (the “Second Merger” and such effective time, the “Second Effective Time” and, the Second Merger together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the Second Effective Time, the certificate of formation of the Surviving Entity was amended and restated to, among other things, change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, Nano issued (i) 1,734,995 shares (the “Merger Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to the holders of ENvue, which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of Common Stock immediately prior to the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), as further described below, in excess of the Exchange Cap to the holders of ENvue in consideration for 100% of the Company. The Merger was consummated and completed on February 14, 2025.

Support Agreements –

In connection with the execution of the Merger Agreement, the Company and Nano entered into that certain Parent Stockholder Support Agreement (the “Support Agreements”), dated as of February 14, 2025, with certain of the Company’s officers and directors. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Stockholder Proposals at the Company meeting of stockholders to be held in connection therewith.

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